Schedule A

FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call	Call	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Type (3)(4)	Date	Percent	Par ($)
2/8/2010	3133XWXP9	2/24/2010	2/24/2012	8/24/2010	Optional Principal Redemption	American	Fixed Constant	8/24/2010	1.1	$35,000,000
2/8/2010	3133XWZN2	2/25/2010	11/25/2013	5/25/2010	Optional Principal Redemption	European	Fixed Constant	2/25/2011	2.08	$15,000,000
2/8/2010	3133XWZN2	2/25/2010	11/25/2013	5/25/2010	Optional Principal Redemption	European	Fixed Constant	2/25/2011	2.08	$15,000,000
2/8/2010	3133XWZX0	3/2/2010	3/2/2015	9/2/2010	Optional Principal Redemption	American	Fixed Constant	9/2/2010	3	$35,000,000
2/8/2010	3133XWZY8	2/26/2010	2/26/2020	8/26/2010	Optional Principal Redemption	American	Fixed Constant	8/26/2010	4.3	$25,000,000
2/8/2010	3133XWZZ5	2/26/2010	2/26/2013	8/26/2010	Optional Principal Redemption	American	Fixed Constant	8/26/2010	1.85	$50,000,000
2/8/2010	3133XX2A4	2/24/2010	2/24/2017	8/24/2010	Optional Principal Redemption	American	Fixed Constant	8/24/2010	3.65	$30,000,000
2/8/2010	3133XX2E6	2/25/2010	2/25/2011	8/25/2010	Optional Principal Redemption	Bermudan	Fixed Constant	5/25/2010	0.45	$500,000,000
2/9/2010	3133XWKV0	2/11/2010	3/14/2014	3/14/2010	Non-Callable		Fixed Constant		2.375	$10,000,000
2/9/2010	3133XWYH6	2/25/2010	8/25/2015	8/25/2010	Optional Principal Redemption	Bermudan	Fixed Constant	8/25/2010	3	$10,000,000
2/9/2010	3133XX2P1	2/23/2010	11/23/2012	5/23/2010	Optional Principal Redemption	European	Fixed Constant	2/23/2011	1.5	$10,000,000
2/9/2010	3133XX2P1	2/23/2010	11/23/2012	5/23/2010	Optional Principal Redemption	European	Fixed Constant	2/23/2011	1.5	$15,000,000
2/9/2010	3133XX2P1	2/23/2010	11/23/2012	5/23/2010	Optional Principal Redemption	European	Fixed Constant	2/23/2011	1.5	$15,000,000
2/9/2010	3133XX2X4	2/25/2010	2/25/2020	8/25/2010	Optional Principal Redemption	American	Fixed Constant	2/25/2011	4.25	$25,000,000
2/9/2010	3133XX3A3	3/2/2010	9/2/2014	9/2/2010	Optional Principal Redemption	American	Fixed Constant	9/2/2010	2.625	$40,000,000
2/9/2010	3133XX3B1	3/1/2010	3/1/2017	9/1/2010	Optional Principal Redemption	American	Fixed Constant	3/1/2011	3.65	$55,000,000
2/9/2010	3133XX3C9	3/2/2010	3/2/2018	9/2/2010	Optional Principal Redemption	American	Fixed Constant	3/2/2011	3.94	$40,000,000

(1) Call/Amortization Type Description:

Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.
Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.

(2) Call Style Description:

Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American Bonds are redeemable continuously on and after the first redemption date until maturity.
Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.
European Bonds are redeemable on a particular date only.

(3) Rate Type Description:

Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.
Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.

(4) Rate Sub-Type Description:

Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.
Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.